Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of Bank of America Corporation (the “Corporation”), and the undersigned Officers and Directors of the Corporation whose signatures appear below, hereby makes, constitutes and appoints Timothy J. Mayopoulos, Alice A. Herald and Teresa M. Brenner, and each of them acting individually, its, his and/or her true and lawful attorneys, with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and/or her name and on its, his and/or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below: (a) an automatic shelf Registration Statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of the Corporation’s unsecured senior and subordinated medium-term notes (the “Securities”), which Securities may be offered separately or together, as a single series or as separate series, in amounts, at prices and on terms as are to be determined at the time of sale, all as authorized by the Board of Directors on June 25, 2008, and all documents in support thereof or supplemental thereto and any and all amendments to the foregoing, including any and all post-effective amendments, including any post-effective amendments to add classes of securities or additional issuers as may be determined by or on behalf of the Board of Directors from time to time after the date hereof (collectively, the “Registration Statement”); and (b) all other registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the Securities covered by the Registration Statement under any and all securities laws, regulations and requirements as may be applicable; and each of the Corporation and the Officers and Directors hereby grants to each of the attorneys, full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of the Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of the Corporation and the Officers and Directors hereby ratifies and confirms all acts and things which the attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his, or her signature as the same may be signed by the attorneys or attorney, or any of them, to any or all of the following (and any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act and all such registration statements, petitions, applications, consents to service of process, and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.
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     IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

By: /s/ KENNETH D. LEWIS Kenneth D. Lewis Chairman, President and
Dated: June 25, 2008	Chief Executive Officer

Signature	Title	Date

/s/ KENNETH D. LEWIS Kenneth D. Lewis	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2008

/s/ JOE L. PRICE Joe L. Price	Chief Financial Officer (Principal Financial Officer)	June 25, 2008

/s/ NEIL A. COTTY Neil A. Cotty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 25, 2008

/s/ WILLIAM BARNET, III William Barnet, III	Director	June 25, 2008

/s/ FRANK P. BRAMBLE, SR. Frank P. Bramble, Sr.	Director	June 25, 2008

/s/ JOHN T. COLLINS John T. Collins	Director	June 25, 2008

/s/ GARY L. COUNTRYMAN Gary L. Countryman	Director	June 25, 2008

/s/ TOMMY R. FRANKS Tommy R. Franks	Director	June 25, 2008

/s/ CHARLES K. GIFFORD Charles K. Gifford	Director	June 25, 2008

Monica C. Lozano	Director	June __, 2008

/s/ WALTER E. MASSEY Walter E. Massey	Director	June 25, 2008

/s/ THOMAS J. MAY Thomas J. May	Director	June 25, 2008

/s/ PATRICIA E. MITCHELL Patricia E. Mitchell	Director	June 25, 2008

/s/ THOMAS M. RYAN Thomas M. Ryan	Director	June 25, 2008

/s/ O. TEMPLE SLOAN, JR. O. Temple Sloan, Jr.	Director	June 25, 2008

/s/ MEREDITH R. SPANGLER Meredith R. Spangler	Director	June 25, 2008

/s/ ROBERT L. TILLMAN Robert L. Tillman	Director	June 25, 2008

/s/ JACKIE M. WARD Jackie M. Ward	Director	June 25, 2008

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